UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 1

To

FORM S-1/A

REGISTRATION STATEMENT

Under the Securities Act of 1933

ISMO TECH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7378	46-4013793
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Casa 11 - Princesa de Gales
Calle Oxford, Las Cumbres
Panama, Republic de Panama
(888) 766-4660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nascent Group, Inc.
1000 N. Green Valley Pkwy #440-484
Henderson, NV 89074
(702) 879-8565
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Bauman & Associates Law Firm
5595 Egan Crest Dr.
Las Vegas, NV 89149
Tel: (702) 533-8372

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	2,500,000	$0.02	$50,000	$8.53

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Tech solutions, inc.

2,500,000 shares of common stock

$0.02 per share

ISMO Tech Solutions, Inc. is offering on a best-efforts basis a minimum of 1,250,000 and up to 2,500,000 shares of common stock at a fixed offering price of $0.02 per share.  The shares are intended to be sold directly through the efforts of our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account pending the achievement of the minimum offering.  The bank account is merely a separate, non-interest bearing account under our control where we will segregate your funds; therefore, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you.  If that happens, you will lose your investment even if we do not raise the minimum proceeds in this offering.  The funds will be maintained in the separate bank until we receive a minimum of $25,000, at which time we will remove those funds for use as set forth in the Use of Proceeds section of this prospectus.  However, the funds will not be utilized by us until such time as the offering terms and conditions have been met.  You will not have the right to withdraw your funds during the offering.  You will only receive your funds back if we do not raise the minimum amount of the offering within 365 days.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  For more information, see “Plan of Distribution” on page 14.

We are considered a "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell its shares in reliance on Rule 144, promulgated pursuant to the Securities Act of 1933, a safe harbor on which holders of restricted securities usually rely to resell securities, as well as inability to register our securities on Form S-8 (an abbreviated registration process).

This investment involves a high degree of risk.  Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this prospectus.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by the Company	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 14)	Proceeds to the Company
Per Share	1	$0.02	$0.00	$0.02
Minimum Offering	1,250,000	$25,000.00	$0.00	$25,000.00
Maximum Offering	2,500,000	$50,000.00	$0.00	$50,000.00

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC becomes effective.  This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.  Resale transactions may not take place due to the absence of registration or applicable exemptions.  ISMO Tech Solutions, Inc. does not plan to use this offering prospectus before the effective date.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and, as such, will be subject to reduced public company reporting requirements.

The date of this Prospectus is February ___, 2014

TABLE OF CONTENTS

PAGE

PROSPECTUS SUMMARY

4

RISK FACTORS

7

Use of Proceeds

13

Determination of Offering Price

13

Dilution

14

Plan of Distribution

14

Description of Securities

16

Interest of Named Experts and Counsel

17

Description of Business

17

Description of Property

21

Legal Proceedings

21

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

21

Financial Statements

23

Management's Discussion and Plan of Operation

33

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

37

Directors, Executive Officers, Promoters and Control Persons

37

Executive Compensation

38

Security Ownership of Certain Beneficial Owners and Management

39

Certain Relationships and Related Transactions

39

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

39

INFORMATION NOT REQUIRED IN PROSPECTUS

42

Other Expenses of Issuance and Distribution.

42

Indemnification of Directors and Officers.

42

Recent Sales of Unregistered Securities.

43

Exhibits

43

Undertakings

43

SIGNATURES

46

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus.  You should carefully consider the matters discussed in “Risk Factors” beginning on page 7.

THE COMPANY

ISMO Tech Solutions, Inc. was incorporated in the State of Nevada on November 22, 2013.  We are focused on providing information technology hardware, software and support solutions to businesses and households.  Our focus is on educating customers, evaluating their requirements and recommending the appropriate hardware, software or other tools to fit their budgets and needs.  Revenue will be driven by sales of both consulting services, as well as from sales of equipment and other solutions.

In order to build ISMO into a fully operational company and begin generating revenues, we must first develop and publish our website, which is intended to serve as our primary source for lead-generation and customer acquisition.  Thus, we believe this site is critical to reaching prospective customers and for generating awareness of our brand.  We are in the process of seeking and engaging a third-party firm to develop our web site.  Until we publish a website, we will be unable to generate brand awareness or effect sales.

To date, we have not commenced our planned principal operations and have no significant assets.  Our operations have been devoted primarily to startup and development activities, which include the formation of our corporate identity and obtaining seed capital through sales of our equity securities.  Since our inception, we have not generated any revenues.  During the year ended November 30, 2013, we incurred a net loss of $500 and have approximately $25,000 in cash. We expect to spend approximately $15,000 - 35,000 in the next 12 months to execute our proposed IT solutions business and continue as a going concern.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from operating activities will be adequate to maintain our business.  In consideration of the foregoing risks, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements.

As of the date of this prospectus, we have 2,000,000 shares of $0.001 par value common stock issued and outstanding.

Our address and telephone number are:

Casa 11 - Princesa de Gales

Calle Oxford, Las Cumbres

Panama, Republic de Panama

Telephone: (888) 766-4660

Our fiscal year end is November 30.

We are considered a "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, a safe harbor on which holders of restricted securities usually rely to resell securities, as well as our inability to register our securities on Form S-8 (an abbreviated registration process).  Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

THE OFFERING

ISMO Tech Solutions, Inc. is offering, on a best-efforts, self-underwritten basis, a minimum of 1,250,000 and up to 2,500,000 shares of common stock at a price of $0.02 per share.   The offering shall terminate on the earlier of (i) the date when the sale of a maximum of 2,500,000 shares is completed; (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of the maximum offering amount; or (iii) 365 days from the date of this prospectus and the minimum offering amount is not sold.   We will not extend the offering period beyond 365 days from the effective date of the prospectus.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days after receiving the minimum amount of subscriptions and, thereafter, promptly following each subscription agreement received.  (See “Plan of Distribution”).

The shares are intended to be sold directly through the efforts of our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  The proceeds from the sale of the shares by the Issuer in this offering will be payable directly to the company.  All subscription agreements and checks should be delivered to “ISMO Tech Solutions, Inc.”  Failure to do so will result in checks being returned to the investor who submitted the check.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account, pending the achievement of the minimum offering.  The bank account is merely a separate non-interest bearing account under our control where we will segregate your funds.  You will not have the right to withdraw your funds during the offering.  You will only receive your funds back if we do not raise the minimum amount of the offering within 365 days. only receive your funds back if we do not raise the minimum amount of the offering within 365 days.  If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you.  If that happens, you will lose your investment even if we do not raise the minimum proceeds in this offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

We will apply the net proceeds from the offering to pay for website development, marketing, office supplies and equipment and general working capital.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.   Please refer to "Risk Factors" on page 7 and "Dilution" on page 14 before making an investment in our stock.

Our Transfer Agent is expected to be Empire Stock Transfer located at 1859 Whitney Mesa Dr., Henderson, NV 89014; telephone number (702) 818-5898.

SUMMARY FINANCIAL INFORMATION

The summary financial data are derived from the historical financial statements of ISMO Tech Solutions, Inc.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

BALANCE SHEET DATA

November 30, 2013
ASSETS
Current assets
Cash	$25,000
Total current assets	25,000

Total assets	$25,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$500
Total current liabilities	500

Total liabilities	500

Stockholders’ equity
Preferred stock	0
Common stock	2,000
Additional paid-in capital	23,000
Deficit accumulated during development stage	(500)
Total stockholders’ equity	24,500

Total liabilities and stockholders’ equity	$25,000

STATEMENTS OF OPERATIONS DATA

Inception
(November 22, 2013)
Through
November 30, 2013

Revenue	$0
Total expenses	500

Provision for income taxes	0

Net (loss)	$(500)

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

OUR SOLE OFFICER AND DIRECTOR DOES NOT HAVE EXPERIENCE IN PUBLIC COMPANY MATTERS, WHICH COULD IMPAIR OUR ABILITY TO COMPLY WITH LEGAL AND REGULATORY REQUIREMENTS.

Our sole officer and director has no public company management experience or responsibilities.  This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS LIMITED EXPERIENCE OWNING AND OPERATING A BUSINESS, WE MAY NOT GENERATE MATERIAL SALES AND WE FACE A HIGH RISK OF FAILURE.

Our sole officer and director has a degree and professional experience in the information technology industry.  However, he has no professional experience owning and operating a business.  As such, there can be no assurance that we will be able to implement planned principal operations or generate any sales, and face a high risk of business failure.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN.

ISMO Tech Solutions, Inc. was formed in November 2013.  We are in the development stage and have no operational history on which you can evaluate our business and prospects.  We are a small company without guaranteed or recurring streams of revenues.  Our prospects must therefore be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development and without significant operating history.  These risks include, without limitation, the absence of guaranteed long-term revenue streams, management that is inexperienced in managing a public company, a competitive market environment with numerous larger competitors and lack of brand recognition.  If our business fails, the investors in this offering may face a complete loss of their investment.

WE MAY EXPERIENCE LIQUIDITY AND SOLVENCY PROBLEMS, WHICH COULD IMPAIR OUR OPERATIONS OR FORCE US OUT OF BUSINESS.

We have no long-term or contractual obligations with clients to provide for guaranteed future revenues.  Additionally, future expenditures may be higher than our management may anticipate and budget for, which could materially harm our business.  As such, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

THE PROCEEDS FROM THE OFFERING CONTEMPLATED HEREBY WILL BE KEPT IN A SEPARATE CORPORATE ACCOUNT RATHER THAN AN ESCROW OR TRUST ACCOUNT AND COULD BECOME SUBJECT TO THE CLAIMS OF CREDITORS.

The proceeds from the sale of the shares in this registered offering will be payable directly to the company and all subscription funds will be deposited into a separate bank account, pending the achievement of the minimum offering. There is no escrow, trust or similar account in which subscription funds will be deposited.  The bank account is merely a separate non-interest bearing account under our control where we will segregate subscription funds; therefore, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, the subscription funds could become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach the subscription funds.  If that happens, investors could lose their investments even if we do not raise the minimum proceeds in this offering.

OUR INDEPENDENT ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

At November 30, 2013, we had not begun to generate revenue, had no certainty of earning revenues in the future. We expect to spend between $20,000 to $30,000 in the next 12 months of operations to execute our planned principal operations and continue as a going concern.  These factors, among others, raise substantial doubt about our ability to continue as a going concern.  Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control.  These factors include general economic conditions, market acceptance of our future IT solutions and competitive efforts.  Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods.  As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND WE ARE IN AN UNFAVORABLE COMPETITIVE POSITION.

We operate in a global IT services marketplace, where competitors range from individual contractors to multi-national corporations.  All of our competitors possess greater financial, marketing and sales resources, are more established and have larger geographic scope in certain parts of the world than we do, which, in turn, provides them with additional leverage in the competition for contracts.  Increased competition among IT services firms often results in corresponding pressure on prices.  There can be no assurance that we will succeed in providing competitively priced services at levels of service and quality that will enable us to maintain and grow our market share.  It is also possible that new competitors or alliances among competitors will emerge in the future.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

WE MUST ADEQUATELY ADAPT TO THE CONSTANT AND RAPID TECHNOLOGICAL CHANGES IN THE IT INDUSTRY.

Our success depends significantly on our ability to keep pace with the constant and rapid pace of changes in the information technology industry, evolving industry standards, and changing customer objectives and preferences. The rapid pace of change in all aspects of IT and the continually declining costs of acquiring and maintaining IT infrastructure mean that we must anticipate changes in our clients’ needs. To do so, we must adapt our services and our solutions so that we maintain and improve our competitive advantage and remain able to provide cost effective services.  Even if these developments are addressed, we may not be successful in the marketplace.  In addition, competitor’s products or technologies may make our services non-competitive or obsolete.  There can be no assurance that we will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to our customers.  Our failure to address these developments could have a material adverse effect on our business.

THE AVAILABILITY AND RETENTION OF QUALIFIED IT PROFESSIONALS

There is strong demand for qualified individuals in the IT services industry.  In order to offer support and installation services, it is important that we successfully attract and retain highly qualified staff, most of whom will be retained as independent contractors. If we do not ensure that we have sufficient staff with the suitable training and expertise required to serve the needs of our clients, we may be unable to provide certain of our proposed IT services and solutions. This might result in lost revenue or increased costs, thereby putting pressure on our earnings.

WE MAY LOSE OUR SOLE OFFICER AND DIRECTOR WITHOUT AN EMPLOYMENT AGREEMENT.

Our proposed operations depend substantially on the skills and experience of our sole officer and director, Enrique Navas.  We have no other full- or part-time employees besides this individual.  Furthermore, we do not maintain key man life insurance on our sole officer and director.  Without an employment contract, we may lose our officer and director to other pursuits without a sufficient warning and, consequently, go out of business.  If we were to lose the services of Mr. Navas to other pursuits without a sufficient warning we may, consequently, go out of business.

WE MAY NEED TO RAISE ADDITIONAL FUNDS TO PURSUE OUR GROWTH STRATEGY OR CONTINUE OUR OPERATIONS, AND WE MAY BE UNABLE TO RAISE CAPITAL WHEN NEEDED.

From time to time, we may seek additional equity or debt financing to provide for the capital expenditures required to finance working capital requirements, purchase additional inventory, improve our services or make investments. In addition, if our business plans change, general economic, financial or political conditions in our markets change, or other circumstances arise that have a material effect on our cash flow, the anticipated cash needs of our business as well as our conclusions as to the adequacy of our available sources of capital could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. We cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business or to develop new business at the rate desired and our results of operations may suffer.

OUR SOLE DIRECTOR AND OFFICER IS LOCATED IN A NON-UNITED STATES JURISDICTION AND SO YOU MAY HAVE LIMITED EFFECTIVE RECOURSE AGAINST OUR MANAGEMENT FOR MISCONDUCT AND MAY NOT BE ABLE TO ENFORCE JUDGMENTS AND CIVIL LIABILITIES AGAINST OUR DIRECTOR, OFFICER AND AGENTS.

Our sole director and officer, Mr. Navas, resides in Panama and any attempt to enforce liabilities upon such individual under the United States' securities and bankruptcy laws may be difficult. It may be difficult for courts in the United States to obtain jurisdiction over Mr. Navas and, as a result, it may be difficult or impossible for you to enforce judgements rendered against us or Mr. Navas in the United States' courts.  Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against Mr. Navas or us, you may face potential difficulties in bringing lawsuits, or if successful, in collecting judgments against our sole officer and director or us.

U.S. INVESTORS MAY HAVE DIFFICULTY ENFORCING JUDGMENTS AND CIVIL LIABILITIES AGAINST ISMO.

ISMO is organized in the United States, with its principal executive officers and corporate offices located in Panama.  Our sole director and officer is a resident of jurisdictions outside the United States.  Additionally, we expect the majority of our assets and the assets of our sole officer are located outside the United States.  As a result, U.S. investors may find it difficult to effect service of process within the United States upon the company or our sole officer or to enforce outside the United States judgments obtained against the company or our sole officer in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal securities laws.  Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against the company or our sole officer in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws.  It may also be difficult for a U.S. investor to bring an original action in a Panamanian court predicated upon the civil liability provisions of the U.S. federal securities laws against us or our sole director.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  In the absence of being listed on a stock exchange or trading platform, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

WE ARE CURRENTLY CONSIDERED A “SHELL COMPANY,” WHICH LIMITS THE TRADABILITY OF OUR SHARES.

We are, currently, considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.  As a result of our classification as a shell company, our investors are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company.  This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.  Additionally, we may not register our securities on Form S-8 (an abbreviated form of registration statement).  We can provide no assurance or guarantee that we will cease to be a shell company and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.  Resultantly, investors may not be able to sell their shares and may lose their entire investment.

IF WE HAVE NOT FILED A FORM 8A AND HAVE LESS THAN 300 RECORD SHAREHOLDERS AT THE BEGINNING OF ANY FISCAL YEAR, OTHER THAN THE FISCAL YEAR WITHIN WHICH THIS REGISTRATION STATEMENT BECOMES EFFECTIVE, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE EXCHANGE ACT MAY BE SUSPENDED.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering.  If we have not filed a Form 8A, do not have a form of securities registered under the Securities Act of 1934 and have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act may be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering.  Furthermore, if, on the first day of any fiscal year, other than the year in which this registration statement becomes effective, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act may be automatically suspended for that fiscal year.  If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation.

ALL OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently issued and outstanding shares of common stock, aggregating 2,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  We are currently considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, which limits the ability of holders of our common stock to sell their shares.  As a result of our classification as a shell company, our investors are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

INVESTORS MAY BE UNABLE TO SELL THEIR SHARES WITHOUT COMPLYING WITH “BLUE SKY” REGULATIONS.

Each state has its own securities laws, also known as blue sky laws, which, in part, regulates both the offer and sale of securities.  In most instances, offers or sales of a security must be registered or exempt from registration under these blue sky laws of the state or states in which the security is offered and sold.  The laws and filing or notification requirements tend to vary between and among states. Investors should consult an attorney or a licensed investment professional prior to delving into blue sky laws.  Failure to comply with applicable securities regulations may lead to fines or imprisonment.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 (“JOBS ACT”), AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”  These exemptions include

1.

Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

2.

Reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

3.

Exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years.  However, we would cease to qualify as an emerging growth company if we:

1.

Generate annual gross revenues of $1.0 billion or more in a fiscal year;

2.

Issue, during the previous three-year period, more than $1.0 billion in non-convertible debt; or

3.

Become a “large accelerated filer,” defined by the SEC as a company with a word-wide public float of its common equity of $700 million or more.

OUR COMMON STOCK MAY NOT BE TRANSFERABLE WITHOUT MEETING SECURITIES REGISTRATION REQUIREMENTS OR EXEMPTION THEREFROM.

We have not registered our securities in any jurisdiction and have not identified any exemptions from registration.  As a result, investors in our common stock may have difficulty selling their shares unless they are able to register their shares or find an exemption therefrom.  Furthermore, broker-dealers may be unwilling or unable to act on behalf of investors in our common stock unless or until the shares are registered, or an applicable exemption from registration is identified, in certain states in which our common stock may be offered or sold.

WE HAVE NOT PAID ANY CASH DIVIDENDS AND DO NOT INTEND TO PAY ANY CASH DIVIDENDS FOR THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to reinvest any earnings in the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.  Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

We are offering for sale to the public up to 2,500,000 shares of its common stock, the net proceeds of which will be retained by us.  Without realizing the minimum offering proceeds of $25,000, we will not be able to commence planned operations and implement our business plan.  The table below lists intended uses of proceeds indicating the amount to be used for each purpose and the priority of each purpose, if all of the securities are not sold.  The timing of the use of proceeds will be in our sole discretion.

	Minimum		75% of Maximum		Maximum
	$	%	$	%	$	%
OFFERING PROCEEDS	25,000	100.00%	37,500	100.00%	50,000	100.00%

USE OF PROCEEDS
Accounting	8,000	32.00%	8,000	21.33%	8,000	16.00%
Inventory	2,500	10.00%	5,000	13.33%	10,000	20.00%
Legal & professional	1,500	6.00%	1,500	4.00%	1,500	3.00%
Marketing & advertising	5,000	20.00%	10,000	26.67%	15,000	30.00%
Office equipment supplies	750	3.00%	750	2.00%	1,000	2.00%
Website services	5,000	20.00%	7,500	20.00%	10,000	20.00%
Working capital	2,250	9.00%	4,750	12.67%	4,500	9.00%

Total use of proceeds	25,000	100.00%	37,500	100.00%	50,000	100.00%

Note: Expenses of this offering are expected to be financed by existing working capital and not from the net proceeds of the offering contemplated herein.

Determination of Offering Price

The offering price of the common stock of $0.02 per share has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, we considered such factors as the prospects, if any, for similar companies, our anticipated results of operations, our present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop and continue or that the securities will ever trade at a price higher than the offering price.

Dilution

Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting the total liabilities of the Company from total assets.  In this offering, the level of dilution is substantial as a result of the low book value of our issued and outstanding stock.  The following table illustrates the dilution to the purchasers of the shares in this offering:

	Assuming the sale of:
	Minimum Offering	75% of Maximum	Maximum Offering
Offering price per share	$0.02	$0.02	$0.02
Net tangible book value per share before offering	$0.0123	$0.0123	$0.0123
Increase attributable to existing shareholders	$0.0030	$0.0038	$0.0043
Net tangible book value per share after offering	$0.0152	$0.0160	$0.0166
Per share dilution	$0.0048	$0.0040	$0.0034
Dilution %	23.85%	20.00%	17.22%

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held by one shareholder.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of ISMO’s common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

ISMO is offering, on a best-efforts, self-underwritten basis, a minimum of 1,250,000 and up to 2,500,000 shares of common stock at a price of $0.02 per share.  The shares are intended to be sold directly through the efforts of Mr. Enrique Navas, our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  Potential investors include family, friends and acquaintances of Mr. Navas.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, Mr. Navas does not intend to use any mass advertising methods such as the Internet or print media.

Funds received in connection with sales of our securities will be transmitted immediately into the separate bank account we have created until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Navas will not receive commissions for any sales she originates on our behalf.  We believe that Mr. Navas is exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, Mr. Navas:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of her participation; and

2.

Is not to be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated person of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our sole officer and director may not purchase any securities in this offering.

Mr. Navas, our sole officer and director, has no prior experience in selling stock to potential investors.  There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.   As of the date of this prospectus, we expect to sell this offering in multiple states, including, but not limited to, Nevada and New York.

The proceeds from the sale of the shares in this offering will be payable to “ISMO Tech Solutions, Inc.”  All subscription agreements and checks should be delivered directly to us.  Failure to do so will result in checks being returned to the investor who submitted the check.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account, pending the achievement of the minimum offering.  The bank account is merely a separate non-interest bearing account under our control where we will segregate your funds.  You will not have the right to withdraw your funds during the offering.  You will only receive your funds back if we do not raise the minimum amount of the offering within 365 days.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to ISMO Tech Solutions, Inc., Casa 11 - Princesa de Gales, Calle Oxford, Las Cumbres, Panama, Republic de Panama.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.  An investors' failure to pay the full subscription amount will entitle us to disregard the investors' subscription. We reserve the right to either accept or reject any subscription.  Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

Description of Securities

Common Stock

ISMO Tech Solutions, Inc.’s authorized capital stock consists of 100,000,000 shares of common stock, having a $0.001 par value.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

In the opinion of our legal counsel, all shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when sold, will be fully paid for and non assessable.

Non-Cumulative Voting

Holders of shares of ISMO Tech Solutions, Inc.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of ISMO Tech Solutions, Inc.'s directors.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 100,000,000 shares of Preferred Stock, par value $0.001 per share. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Penny Stock Disclosure

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

Cash Dividends

As of the date of this prospectus, ISMO Tech Solutions has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of ISMO Tech Solutions not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Bauman & Associates Law Firm, Las Vegas, Nevada, who holds no interest in our common stock and has not been hired on a contingent basis.

Experts

Weinberg & Baer, LLC, independent registered public accounting firm, have audited our financial statements at November 30, 2013, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Weinberg & Baer, LLC’s report, given on their authority as experts in accounting and auditing.

Description of Business

Business Development and Summary

ISMO Tech Solutions, Inc. was incorporated in the State of Nevada on November 22, 2013.  We are attempting to establish a base of operation in the Information Technology sector and plan to provide IT hardware, software and support solutions to businesses and households.  Our focus is on educating customers, evaluating their requirements and recommending the appropriate hardware, software or other tools to fit their budgets and needs.  Revenue will be driven by sales of equipment, software and consulting services.

During the period ended November 30, 2013, we incurred a net loss of $500.  As of November 30, 2013, we had $500 in total liabilities and $25,000 of cash on hand.  We have yet to commence our planned merchandising operations.  We were only recently incorporated, have limited start-up operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the annual report.  If our business fails, the investors in this offering may face a complete loss of their investment.  For a detailed “Management’s Discussion and Analysis” and “Plan of Operations,” please refer to 34.

Our mailing address is Casa 11 - Princesa de Gales, Calle Oxford, Las Cumbres, Panama, Republic de Panama.

Our fiscal year end is November 30.

We are not a “blank check” company, as that term is defined in Section 7(b)(3) of the Securities Act of 1933, as amended.  Our business purpose is to offer IT solutions, hardware and software primarily over the Internet.  We have no plans to be acquired or to merge with another company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

Please see “Recent Sales of Unregistered Securities” on page 38 for our capitalization history.

Business of Issuer

Principal Services and Principal Markets

ISMO Tech Solutions, Inc. focuses on providing information technology solutions to small and medium sized businesses, as well as individual customers.  Our services include the following:

1.

Hardware and Network Equipment

As the dependence of businesses upon computer networks increases, it becomes more important to implement networks that are designed to be scaleable and reliable.  The IT infrastructure practice provides solutions relative to a customer’s overall computer systems and network infrastructure needs.  In general, the overall focus of this practice is to provide a computing infrastructure that meets the customer’s business requirements with respect to reliability, availability, and serviceability.  Specific solutions address custom needs such as: network security, electronic messaging, and systems and network design and integration.

We plan to primarily offer computer hardware and network equipment and components via an online webstore to customers around the world.  We believe that the global nature of the Internet will lead to sales in countries as geographically separated from Panama as Great Britain or India, for example. However, our management expects to focus its initial marketing efforts in the United States, with the goal to expand to Mexico and Central America as operations and cash flows may permit.  The products we may offer for sale will be manufactured by third party companies, not by ISMO.

In addition to our proposed e-commerce website, we anticipate offering on-site installation and network diagnostics services to customers located in Panama City, Panama, where our sole officer resides. We expect these services to contribute only marginally to revenues during our first year of operations.  If or when we expand the reach of our Internet sales into Central America, we plan to offer these services on a more regular basis through independently contracted technicians. Initially, the technical and installation staff will be outsourced unless we decide that hiring employees to handle these functions would be a preferred outcome.  As of the date of this prospectus, we have not reserved a domain address, have not published a website and have no products for sale. Initially, the technical and installation staff will be outsourced unless we decide that hiring employees to handle these functions would be a preferred outcome.  As of the date of this prospectus, we have not reserved a domain address, have no published a website and have no products for sale.

2.

Network and Information Security

The growth in Internet activity and connections has exposed businesses to risk through unauthorized access to corporate data that is mission-critical and confidential. It is essential to ensure that customer networks and data are secure.  We intend to offer prospective clients data and network security services, which is a rapidly growing market.  The service and product offerings in this area are numerous.  From a product standpoint, we anticipate offering software for firewalls, virus protection, attack recognition, content protection, network monitoring, data encryption, and user authentication.  All such software will be developed by third party vendors and not developed exclusively by or for us.  From a services perspective, our offerings will include services to build a security policy, design and implement security solutions, perform penetration testing, carry out security audits, and provide training and support.

The products we plan to sell will be developed and manufactured by third parties.  All products will be purchased from third-party manufacturers or distributors. It is anticipated that certain manufacturers and distributors will require us to obtain certification in the solutions to be resold by us.  In the event certification is required, our sole officer is prepared to undertake any steps necessary to obtain certification on our behalf.  However, because we are in the development stage, the products we initially plan to offer for sale through our proposed website will be those that are generally available to us without any licensing or certification requirements.  We cannot assure you that we will be able to locate suppliers without special purchase requirements.  We are still in the development stage, and we do not have any saleable inventory and have not yet identified any specific products, manufacturers or suppliers.

Distribution Methods of the Services

We are currently in the process of establishing a base of operations as a IT solutions company.  Our primary distribution channel will be an online, e-commerce webstore.  A portion of the proceeds from the offering contemplated in this prospectus is allocated to continuing development of our Internet site.  We have not yet reserved our domain and have not developed or published a website.  Unless and until we do so, we have no means with which to generate revenues.

Industry Background and Competition

Although the current state of the economy makes it difficult to predict future trends in IT spending, most businesses still require IT services, regardless of how challenging market conditions are.  Additionally, clients are expected to be looking for increased value and lower costs, thereby presenting opportunities for us to exploit.  Our management believes that large IT firms’ revenues are generated by systems integration or outsourcing projects aimed at comprehensive information technology solutions.  Both public and private sector organizations are looking for new ways to provide better services at lower cost. For organizations, the emergence of internet applications and web based business models have shortened implementation time for solutions while increasing pressure to retain scarce professional resources. Their need to concentrate on core competencies and to increase flexibility explains why companies increasingly turn to externally sourced professionals for the development and management of some of their specialized functions, including information systems. They are demanding proven technological solutions implemented rapidly at a lower total cost of ownership and operation.

The IT services market is highly competitive and is served by numerous firms, including systems consulting and integration firms, professional services companies, application software firms, staff augmentation firms, the professional service groups of computer equipment companies, facilities management and management information systems outsourcing companies, certain “Big Four” accounting firms, and general management consulting firms.  Many participants in the IT services market have significantly greater financial, technical and marketing resources, and generate greater revenues than the Company.  We believe that the principal competitive factors in the IT services industry include responsiveness to client needs, the ability to cause the transition of the outsourced services to occur on a prompt and seamless basis, quality of service, employee relations, price, management capability and technical expertise.

Based solely upon the industry research and evaluation of our competitors conducted by our management, it is the belief of our management that the sector in which we are seeking to establish a base of operations in is evolving and growing rapidly, and companies are continually introducing new products and services.  The market for our services is highly competitive.  We expect to directly compete with larger, entrenched business with longer operating histories, more customers, greater financial strength, more name recognition and larger technical staffs.  These competitors may be able to attract customers more easily because of their financial resources and awareness in the market and the amount they dedicate to advertising budgets.  Our larger competitors can also devote substantially more resources to business development and may adopt more aggressive pricing policies.

Intellectual Property

Our ability to protect any core technology and intellectual property we may develop will be critical to our success.  We intend to rely on a combination of measures to protect our intellectual property, including patents, trade secrets, trademarks, trade dress, copyrights and non-disclosure and other contractual arrangements.  As of the date of this registration statement, we have no intellectual property to protect.

Government Regulation

We are a corporation formed in the United States and based in Panama.  As an internet company, we operate globally and are potentially subject to various local and foreign laws governing businesses in general.  Since we will be operating as a foreign entity in Panama, we will be required to register with the Panamanian government and obtain any necessary permits and/or licenses.

There are comparatively few laws or regulations specifically applicable to Internet businesses. Accordingly, the application of existing laws to Internet businesses, including ours, is unclear in many instances. There remains significant legal uncertainty in a variety of areas, including, but not limited to: user privacy, the positioning of sponsored listings on search results pages, defamation, taxation, and the regulation of content in various jurisdictions.

Compliance with federal laws relating to the Internet and Internet businesses may impose upon us significant costs and risks, or may subject us to liability if we do not successfully comply with their requirements, whether intentionally or unintentionally. Specific federal laws that impact our business include The Digital Millennium Copyright Act of 1998, The Communications Decency Act of 1996, The Children’s Online Privacy Protection Act of 1998 (including related Federal Trade Commission regulations), The Protect Our Children Act of 2008, and The Electronic Communications Privacy Act of 1986, among others. For example, the Digital Millennium Copyright Act, which is in part intended to reduce the liability of online service providers for listing or linking to third party websites that include materials that infringe the rights of others, was adopted by Congress in 1998. If we violate the Digital Millennium Copyright Act we could be exposed to costly and time-consuming copyright litigation.

There are a growing number of legislative proposals before Congress and various state legislatures regarding privacy issues related to the Internet generally. We are unable to determine if and when such legislation may be adopted. If certain proposals were to be adopted, our business could be harmed by increased expenses or lost revenue opportunities, and other unforeseen ways.

Number of total employees and number of full time employees

We rely exclusively on the services of our sole officer and director.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by this individual.  We do not anticipate hiring employees over the next 12 months.

Available Information

1.

Upon effectiveness of this Registration Statement, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

Upon effectiveness of this Registration Statement, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Description of Property

We use office space provided by Enrique Navas, our sole officer and director, at no charge to us.  The total useable space measures approximately 50 square feet.  Although we believe our current facilities are sufficient, we may require additional office space in the next 12 months, although we cannot be assured that such additional space will be available on reasonable terms, if at all.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Legal Proceedings

Our sole officer and director has not been convicted in a criminal proceeding, exclusive of traffic violations.

Our sole officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer and director has not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

Neither our sole director and officer nor any consultant of ISMO has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.  Our securities are not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national securities exchange or association.  We have not approached any broker/dealers with regard to assisting us to apply for such listing.

As of the date of this prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of ISMO Tech Solutions;

2.

There are no shares of our common stock that could be sold pursuant to Rule 144 of the Securities Act;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, ISMO Tech Solutions has 2,000,000 shares of $0.001 par value common stock issued and outstanding held by one shareholder of record.  Our Transfer Agent is anticipated to be Empire Stock Transfer located at 1859 Whitney Mesa Dr., Henderson, NV 89014; telephone number (702) 818-5898.

Dividends

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides the following information as of November 30, 2013, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.

The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.

The weighted-average exercise price of the outstanding options, warrants and rights; and

3.

Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	-

Equity compensation plans not approved by security holders	-	-	-

Total	-	-	-

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

of ISMO Tech Solutions Inc.:

We have audited the accompanying balance sheet of ISMO Tech Solutions Inc. (a Nevada corporation in the development stage) as of November 30, 2013 and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (November 22, 2013) through November 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ISMO Tech Solutions Inc. as of November 30, 2013 and the results of its operations and its cash flows from inception (November 22, 2013)  through November 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of November 30, 2013, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC

Baltimore, Maryland

December 22, 2013

ISMO Tech Solutions, Inc.

(A Development Stage Company)

Balance Sheet

November 30, 2013
Assets

Current assets:
Cash and cash equivalents	$25,000
Total current assets	25,000

Total assets	$25,000

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$500
Total current liabilities	500

Total liabilities	500

Stockholders’ deficit
Preferred stock, $0.001 par value, 100,000,000 shares
authorized, no shares issued and outstanding as of
November 30, 2013	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 2,000,000 shares issued and outstanding as of
November 30, 2013	2,000
Additional paid-in capital	23,000
Deficit accumulated during development stage	(500)
Total stockholders’ deficit	24,500

Total liabilities and stockholders’ deficit	$25,000

The accompanying notes are an integral part of these financial statements.

F2

ISMO Tech Solutions, Inc.

(A Development Stage Company)

Statement of Operations

		Inception
	For the year ended	(November 22, 2013)
	November 30,	Through
	2013	November 30, 2013

Revenue	$-	$-

Expenses:
General and administrative expenses	500	500
Total expenses	500	500

Operating loss	(500)	(500)

Net loss	$(500)	$(500)

Net loss per share - basic	$(0.00)

Weighted average number of common shares
outstanding - basic	333,333

The accompanying notes are an integral part of these financial statements.

F3

ISMO Tech Solutions, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

From Inception (November 22, 2013) to November 30, 2013

	Common Stock		Additional Paid-in	Deficit Accumulated During Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Deficit

November 25, 2013
Founders shares
Issued for cash
$0.0125 per share	2,000,000	$ 2,000	$ 23,000	$ -	$ 25,000

Net loss	-	-	-	(500)	(500)

Balance, November 30, 2013	2,000,000	$ 2,000	$ 23,000	$ (500)	$ 24,500

The accompanying notes are an integral part of these financial statements.

F4

ISMO Tech Solutions, Inc.

(A Development Stage Company)

Statement of Cash Flows

		Inception
	For the year ended	(November 22, 2013)
	November 30,	Through
	2013	November 30, 2013

Operating activities
Net loss	$(500)	$(500)
Changes in operating assets and liabilities:
Increase in accounts payable	500	500
Net cash used in operating activities	-	-

Financing activities
Issuances of common stock	25,000	25,000
Net cash provided by financing activities	25,000	25,000

Net increase (decrease) in cash	25,000	25,000
Cash - beginning	-	-
Cash - end	$25,000	$25,000

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F5

ISMO Tech Solutions, Inc.

(A Development Stage Company)

Notes to Financial Statements

Note 1 - History and organization of the company

The Company was organized November 22, 2013 (Date of Inception) under the laws of the State of Nevada, as ISMO Tech Solutions, Inc.  The Company is authorized to issue up to 100,000,000 shares of its $0.001 par value common stock and up to 100,000,000 shares of its $0.001 par value preferred stock.

The business of the Company is to provide information technology solutions to small and medium sized businesses.  The Company has limited operations and in accordance with FASB ASC 915-10, “Development Stage Entities”, the Company is considered a development stage company.

Note 2 - Accounting policies and procedures

Basis of Presentation:

The financial statements present the balance sheets, statements of operations, stockholder’s equity and cash flows of the Company. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Year end

The Company has adopted November 30 as its fiscal year end.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of November 30, 2013.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2013.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and other current liabilities. Fair values were assumed to approximate carrying values for cash and other current liabilities because they are short term in nature and they are payable on demand.

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”.  Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

F6

ISMO Tech Solutions, Inc.

(A Development Stage Company)

Notes to Financial Statements

Note 2 - Accounting policies and procedures (continued)

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling, general and administrative expenses at November 30, 2013.

General and administrative expenses

The significant components of general and administrative expenses consist of bank fees and license and permit fees.

Loss per share

Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”.  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company had no dilutive common stock equivalents, such as stock options or warrants as of November 30, 2013.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Income Taxes

The Company follows FASB ASC 740-10, “Income Taxes” for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of November 30, 2013, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of November 30, 2013, no income tax expense has been incurred.

F7

ISMO Tech Solutions, Inc.

(A Development Stage Company)

Notes to Financial Statements

Note 2 - Accounting policies and procedures (continued)

Contingencies

The Company is not currently a party to any pending or threatened legal proceedings.  Based on information currently available, management is not aware of any matters that would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Recent pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations or cash flows of the Company.

Note 3 - Going concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had an accumulated deficit of $500 as of November 30, 2013. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 4 - Income taxes

For the years ended November 30, 2013, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  At November 30, 2013, the Company had approximately $500 of federal net operating losses, respectively.  The net operating loss carry forwards, if not utilized, will begin to expire in 2033. The provision for income taxes consisted of the following components for the year ended November 30:

The components of the Company’s deferred tax asset are as follows:

November 30, 2013
Deferred tax assets:
Net operating loss carry forwards	175
Valuation allowance	(175)
Total deferred tax assets	$ -

F8

ISMO Tech Solutions, Inc.

(A Development Stage Company)

Notes to Financial Statements

Note 4 - Income taxes (continued)

The valuation allowance for deferred tax assets as of November 30, 2013 was $175.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of November 30, 2013, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at November 30:

2013

Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%

Note 5 - Stockholders’ equity

The Company is authorized to issue up to 100,000,000 shares of its $0.001 par value common stock and up to 100,000,000 shares of its $0.001 par value preferred stock.

On November 25, 2013, the Company issued 2,000,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $25,000.

As of November 30, 2013, there have been no other issuances of common stock.

Note 6 - Warrants and options

As of November 30, 2013, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 - Related Party Transactions

Office space and services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

On November 25, 2013, the Company issued 2,000,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $25,000.

Note 8 - Subsequent Events

The Company’s Management has reviewed all material events through the date of this report in accordance with ASC 855-10, and there are no material subsequent events to report.

F9

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Results of Operation for the period November 22, 2013 (Inception) to November 30, 2013

Revenues

ISMO Tech Solutions, Inc. was incorporated, in the State of Nevada on November 22, 2013, with the purpose of providing information technology solutions to small and medium sized businesses, as well as individual customers.  Revenue will be driven by sales of equipment, software and consulting services.  Our primary distribution channel will be an online, e-commerce webstore, which we have not launched as of the date of this prospectus.  Unless and until we do so, we have no means with which to generate revenues.  As of November 30, 2013, we did not generate any revenues.

We are registering shares of our common stock in this offering to raise capital sufficient to cover the costs associated with the offering and to establish a base of operations, including, but not limited to: website development, graphic design, marketing and advertising, working capital, legal, accounting and transfer agent fees.  There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from potential future revenues will be adequate to maintain our business. Although we intend to begin generating revenues in the next twelve months, there is a possibility we may continue to incur operating losses.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Operating expenses

We incur various costs and expenses in the execution of our business. During the period ended November 30, 2013, total expenses were $500, which is solely attributable to $500 in general and administrative expenses related to incorporation fees with the State of Nevada.

Net loss

In the period ended November 30, 2013, we incurred a net loss of $500.

Liquidity and capital resources

As of November 30, 2013, we had $25,000 of cash on hand.  Since inception, we have financed our cash flow requirements through issuances of common stock.  Cash is expected to increase over the next one to two quarters, primarily due to the anticipated receipt of funds from this offering to offset our near term cash equivalents.  In the event we are do not realize any funds from this proposed registered offering, we anticipate being able to sustain only minimal operations for approximately three to six months, during which time we will be unable to pursue our planned business objectives. We are registering for sale up to 2,500,000 shares of our common stock at a price of $0.02 per share.  If we are successful in raising the maximum offering amount, or $50,000, management believes the aggregate funds will be sufficient to establish a base of operations over the next 12 months.

As we expand our activities, we may, and most likely will, experience net negative cash flows from operations, pending revenue from sales of our proposed IT solutions and services.  In the future, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.

We had no means through which to generate revenues as of November 30, 2013.  Thus, our management expects that we will experience net cash out-flows for at least the next 12 months, given the developmental nature of our business.  Our limited operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model, advancement of technology and the management of growth.  There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.  As such, our principal accountants have expressed substantial doubt about our ability to continue as a going concern because we have limited operations and have not fully commenced planned principal operations.  If our business fails, our investors may face a complete loss of their investment.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

We currently do not have any material contracts and or affiliations with third parties.

Plan of Operation

ISMO has created a business plan built upon the desire to provide IT support and solutions to customers.  We are focused on educating customers, evaluating their requirements and recommending the appropriate hardware, software or other tools to fit their budgets and needs.

We have developed a business plan; however, we are in the early stages of setting up an operational company capable of realizing revenues. We have prepared this offering to provide at least the minimum amount of funds to provide sufficient capital for the next 12 months. If we are unsuccessful in securing at least the minimum offering amount sought in this offering, we may be forced to materially curtail operations and seek cash from other sources. If we were to not receive any additional funds, including the funds from this offering, we could still develop and publish a basic website and continue in business for the next 12 months through purchase and distribution of product on a “drop shipped” basis.

In order to meet our goal of sustainable operations through organic means, we have set forth the following three-phase plan of operation:

PHASE I - ORGANIZATION STAGE	COST/BUDGET	TIME FRAME

Primary Objective: Obtain financing	$10,000

• Corporate formation and business plan		Completed
• Private financing from founders		Completed
• Register public offering of common stock		Months 1-3

As of November 30, 2013, we received a capital investment from our founding shareholder in the amount of $25,000.  We have begun to use these funds to form a legal entity in the State of Nevada, develop a business plan and register a public offering our common stock to raise additional cash to pursue our planned principal operations.  We intend to use up to $10,000 of this initial investment toward these organizational activities and registration costs.

We believe that we will raise sufficient capital to establish our base of operations and initiate our business objectives.  We will not begin operations until we have closed this offering.  We intend to concentrate all of our efforts on raising as much capital as we can during this period.  The balance of $15,000 provided by our founder is anticipated to be retained as working capital to be used for any general corporate purposes we may deem necessary, pending the outcome of our public offering.

PHASE II - DEVELOPMENT STAGE	COST/BUDGET	TIME FRAME

Primary Objective: Establish a base of operations	$16,500

• Register domain name and web hosting		2014 Q1
• Hire web development firm and develop web strategy		2014 Q1
• Begin development and testing of website		2014 Q1
• Purchase office equipment		2014 Q1
• Engage web marketing firm		2014 Q2
• Maintain public reporting status (approx. 12 months)		Upon effectiveness

The second phase of our operational plan is focused on developing our base of operations for our IT solutions.  To that end, our primary distribution channel will be an online, e-commerce webstore.  We have budgeted a portion of the proceeds from the offering contemplated in this prospectus toward hiring a web developer to reserve our domain name, engage a web hosting company and design and publish the web site.  We have budgeted up to $16,500 to begin the development of our internet strategy.  We have not yet reserved our domain and have not developed or published a website.  Unless and until we do so, we have no means with which to generate revenues.

In addition to financing our web strategy, we have budgeted up to $9,500 to maintain our public reporting status, assuming our registration statement filed with the SEC is deemed effective.

PHASE III - OPERATIONAL STAGE	COST/BUDGET	TIME FRAME

Primary Objective: Generate sustainable revenues and growth	$20,000

• Launch version 1 of website, test, modify and maintain		2014 Q2
• Refine and debug website		2014 Q2
• Develop and implement marketing strategy		2014 Q2-Q3
• Purchase initial inventory		2014 Q2

We estimate that we would be able to launch our initial website during the second quarter of 2014, assuming we raise at least the minimum offering amount sought in this registered offering.  Our management expects to refine and improve the site as our capital permits and our operations warrant.  Within the next six to 12 months, our management also plans to develop and implement a promotional strategy to generate awareness of our brand and proposed products, as well as drive traffic to our web site.  Additionally, once the site is published and we have implemented a marketing strategy, we plan to begin compiling a cache of inventory.  Our management estimates our budget for the operational stage to be approximately $20,000.  Our web marketing strategy has not been developed and may differ significantly when actually implemented.  Any such strategy will be put into action as soon as possible.

Until an infusion of capital from this offering, we do not anticipate being able to commence Phase III of our Plan of Operation.  We believe that the funds allocated in the offering will assist us in generating revenues.  However, we have suffered start-up losses and there remain substantial barriers regarding our ability to continue as a going concern.

All estimated costs described in the table, above, are those of management and actual, realized costs may vary significantly.  There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock.  Further, we may continue to be unprofitable.  We cannot assure you that the budgeted expenses will not be materially greater than forecast.  If such costs are higher than predicted, we may be unable to achieve one or a number of our anticipated milestones.  Additionally, any delay in the process will set back all objectives not yet achieved.

If we do not generate sufficient cash flow to support our operations over the next 12 months, or if our overhead increases substantially, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

We do not expect to incur research and development related expenses in the next 12 months, and none have been paid to our affiliates, to date.

We do not expect to purchase any significant plant or equipment that in the next 12 months.

Our management does not expect to incur research and development costs.

The number of employees required to operate our business is currently one part time individual.  We plan to rely exclusively on the services of our sole officer and director.  We do not currently anticipate hiring employees over the next 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Emerging Growth Company

The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

1.

Be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

2.

Be exempt from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act (the “Dodd-Frank Act”), and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934; and

3.

Instead provide a reduced level of disclosure concerning executive compensation and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on the financial statements.

It should be noted that notwithstanding our status as an emerging growth company, we would be eligible for these exemptions as a result of our status as a “smaller reporting company” as defined by the Securities Exchange Act of 1934.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service

Enrique Navas	56	President, Secretary, Treasurer and Director	2013-2014

Background of Directors, Executive Officers, Promoters and Control Persons

Enrique Navas, President and Director - Since our inception, Mr. Navas has been our sole officer and director.   In 1976, Mr. Navas earned a Bachelor’s Degree in Commerce from Escuela Professional Isabel Herrera Obaldia.  In 1987, he received a Computer Technician diploma from ITE Center for Computer Studies.  Soon thereafter, from 1987-1989, Mr. Navas was a Computer Technician for TRT Telecommunications Corporation, located in Panama City, Republic of Panama.  After a brief sabbatical, Mr. Navas began his employment with Banco Latinoamericano in 1991, where he remains employed as the Assistant Manager of Operations Control.  Some of his current duties include overseeing and approving in- and out-going wire transfers, as well as signature verification for client deposits and withdrawals.

Promoters

Enrique Navas is a founder and director, and, as such, is considered a promoter of our company.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.  We currently have no plans to establish audit, compensation or nominating committees.

As defined in Item 407 of Regulation S-K, our sole director, Mr. Navas, is not considered an independent director.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No petition under the Federal bankruptcy laws or any state insolvency law has ever been filed by or against, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of our sole officer and director, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which she was an executive officer at or within two years before the time of such filing.

Neither our sole officer and director nor any consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of our sole director and officer nor has any bankruptcy petition been filed against a partnership or business association where this person was a general partner or executive officer.

Our sole director and officer has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer and director has never been convicted of violating a federal or state securities or commodities law.

Executive Compensation

The following table sets forth all compensation paid to our Principal Executive and Financial Officers for the period from November 22, 2013 (inception) to November 30, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen -sation Earnings ($)	All Other Compen -sation ($)	Total ($)

Enrique Navas	2013	-	-	-	-	-	-	-	-
President

Employment Contracts and Officers’ Compensation

We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.

Directors’ Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Percent of Class
			Before Offering	After Offering(2)

Common	Enrique Navas, Sole Officer and Director (3)	2,000,000	100.0%	44.4%

	All Directors and Officers as a group (1 persons)	2,000,000	100.0%	44.4%

Notes:

1.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

2.

Assumes the sale of the maximum offering amount of shares being offered for sale.

3.

The address for our sole officer and director is: Casa 11 - Princesa de Gales, Calle Oxford, Las Cumbres, Panama, Republic de Panama.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Certain Relationships and Related Transactions

On November 25, 2013, we issued a total of 2,000,000 shares of $0.001 par value common stock to Enrique Navas, founder and sole officer and sole director for a total amount of $25,000 in cash.

Additionally, we use office space and services provided without charge by our sole officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

ISMO Tech Solutions, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 “Indemnification of Directors and Officers,” on 41.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  ISMO Tech Solutions, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$ 2,000
Transfer Agent Fees	1,500
Accounting and Legal Fees	4,000
SEC Registration Fee	10
Total	$7,510

Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors.  We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Recent Sales of Unregistered Securities.

On November 25, 2013, we sold 2,000,000 shares of our $0.001 par value common stock to Enrique Navas, our founder and sole officer and director, in exchange for cash in the aggregate amount of $25,000.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, the purchaser had fair access to and was in possession of all available material information about our company.  Additionally, the purchaser represented his intent to acquire securities for his own account and not with a view to further distribute the shares.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933, for transactions by an issuer, not involving a public offering.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation*
b) Bylaws*

5.	Opinion on Legality

Attorney Opinion Letter*

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing*
b) Consent of Independent Registered Public Accounting Firm

99.	Subscription Agreement

* Incorporated by reference herein filed as exhibits to the Registration Statement on Form S-1 filed on January 13, 2014.

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430C under the Securities Act.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

D.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Panama, Republic of Panama, on February 11, 2014.

ISMO TECH SOLUTIONS, INC.
(Registrant)

By: /s/ Enrique Navas
Enrique Navas
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Enrique Navas	President and CEO	February 11, 2014
Enrique Navas

/s/ Enrique Navas	Principal Financial Officer amd	February 11, 2014
Enrique Navas	Principal Accounting Officer

/s/ Enrique Navas	Director	February 11, 2014
Enrique Navas

Exhibit Index

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation*
b) Bylaws*

5.	Opinion on Legality

Attorney Opinion Letter*

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing*
b) Consent of Independent Registered Public Accounting Firm

99.	Subscription Agreement

* Incorporated by reference herein filed as exhibits to the Registration Statement on Form S-1 filed on January 13, 2014.